Exhibit 99.1

Convey Health Solutions Announces Financial Results for First Quarter 2022

First Quarter 2022 Highlights

•	Net revenues of $96.7 million, up 17% compared to Q1 2021 of $82.6 million

•	Net loss of $1.2 million, which includes $1.6 million of HealthSmart purchase accounting and acquisition related expenses, compared to Q1 2021 net loss of $0.9 million

•	Adjusted EBITDA of $15.3 million, compared to Q1 2021 of $15.9 million

Fort Lauderdale, Florida, May 10, 2022 – Convey Health Solutions Holdings, Inc. (NYSE: CNVY) (the “Company” or “Convey”), a leading healthcare technology and services company in the U.S., announced today financial results for the first quarter ended March 31, 2022.

“We achieved solid first quarter financial and operating results across both of our reporting segments. Our technology team implemented and welcomed new clients and members during the first quarter and our advisory business continued to experience high demand in the first quarter as health plans sought competitive advantages,” said Stephen Farrell, CEO of Convey.

Mr. Farrell continued, “Convey’s strong revenue growth in Q1 2022 underscores that we continue to deliver meaningful value for our health plan clients, who in turn have rewarded us with new business. While increased demand in our Supplemental Benefits business along with supply chain challenges created some pressure on EBITDA margins during Q1 2022, we are very pleased with Convey’s Q1 2022 operating and financial results, and are taking steps to mitigate the go-forward impact of the increased costs experienced in the first three months of the year.”

First Quarter 2022 Financial Results

•	Net revenues of $96.7 million, up 17% compared to $82.6 million in the first quarter of 2021. First quarter revenue growth was driven by $83.2 million of revenue in our Technology Enabled Solutions segment, up 20% year over year from $69.6 million in the first quarter 2021, and $13.5 million of revenue in our Advisory Services segment, up 4% year over year from $13.0 million in the first quarter 2021.

•	Net loss of $1.2 million, which includes $1.6 million of purchase accounting and acquisition related expenses with respect to our February 2022 acquisition of HealthSmart International (“HealthSmart”), compared to Q1 2021 net loss of $0.9 million.

•	Adjusted EBITDA of $15.3 million decreased 3% year over year from $15.9 million in the first quarter of 2021.

•	As of March 31, 2022, Convey had cash and cash equivalents of $20.9 million and $39.4 million available on the Company’s revolver. Total debt, excluding unamortized cost of $5.4 million, was $270.6 million.

First Quarter 2022 Conference Call

Convey will host a conference call to discuss first quarter 2022 results on May 10, 2022 at 4:30 p.m. Eastern Time. The conference call can be accessed by dialing (844) 200-6205 for U.S. participants, or +1 (929) 526-1599 for international participants, referencing access code 105506; or via a live audio webcast that will be available on Convey’s Investor Relations website at https://ir.conveyhealthsolutions.com. The earnings release and related materials will also be available on this website.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Convey Health Solutions

Convey Health Solutions is a specialized healthcare technology and services company that is committed to providing clients with healthcare-specific, compliant member support solutions utilizing technology, engagement, and analytics. Convey Health Solutions' administrative solutions for government-sponsored health plans help to optimize member interactions, ensure compliance, and support end-to-end Medicare processes. By combining its best-in-class, built-for-purpose technology platforms with dedicated and flexible business process solutions, Convey Health Solutions creates better business results and better healthcare consumer experiences on behalf of business customers and partners. Convey Health Solutions' clients include some of the nation's leading health insurance plans and pharmacy benefit management firms. Their healthcare-focused teams help several million Americans each year to navigate the complex Medicare Advantage and Part D landscape. To learn more about Convey Health Solutions, please visit www.ConveyHealthSolutions.com.

Forward-Looking Statements

This press release contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods, including that we believe our clients continue to see our value proposition and are rewarding us with new business that offsets the margin decline and that we continue to execute on our vision to help health plans increase revenue and reduce costs and are confident in our ability to continue to grow revenue and adjusted EBITDA. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” continue,” “contemplate,” “plan” and other words and terms of similar meaning. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following: our ability to retain our existing clients or attract new clients, and sell additional solutions and services to our clients; our dependence on a small number of clients for a substantial portion of our total revenue; limitations of our clients’ growth prospects, and the failure of the size of the total addressable markets in which we compete or expect that we may compete in the future to grow at rates currently expected; our ability to achieve or maintain profitability; Federal reductions in Medicare Advantage funding; significant consolidation in the healthcare industry, and decisions by clients to perform internally some of the same solutions or services we offer; the limited operating history we have with certain of our solutions; a failure to deliver high-quality member management services to our clients’ members; the competition we face from healthcare services and technology companies; risks related to acquisitions of other businesses or technologies and other significant transactions; increases in labor costs, including due to changing minimum wage laws, and an overall tightening of the labor market; the long and unpredictable sales and integration cycles for our solutions; an economic downturn or volatility, including as a result of the ongoing COVID-19 pandemic; our ability to achieve market acceptance of new or updated solutions and services; our reliance on third parties for certain components of our business; significant fluctuations in our quarterly results of operations due to seasonality; our ability to achieve or maintain adequate utilization and suitable billing rates for our consultants, and our ability to deliver our services to our clients; recent and future developments in the Medicare Advantage market or the healthcare industry generally, including with respect to changing laws and regulations; our ability to comply with applicable laws, regulations and standards relating to data privacy and security; security breaches or incidents, failures and other disruptions of the information technology systems used in our business operations and of the sensitive information we collect, process, transmit, use and store; disruptions in service, and other software and systems failures, affecting us and our vendors; our ability to obtain, maintain, protect and enforce our intellectual property and proprietary rights; our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties; our substantial indebtedness, and the restrictions imposed by our indebtedness on our subsidiaries; identified material weaknesses in our internal control over financial reporting and a failure to remediate these material weaknesses, and the effectiveness of our internal control over financial reporting; and the significant influence our principal stockholder, TPG, has over us.

For a further discussion of these and other factors that could impact our future results, performance or transactions, see Part I, Item 1A "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 23, 2022, and our other filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. We qualify all of the forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures and are presented in order to supplement investors’ and other readers’ understanding and assessment of the financial performance of the Company. We use EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to assess our financial performance and also for internal planning and forecasting purposes. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin provide investors with useful information because such metrics offer a consistent and comparable overview of our operations across historical financial periods. In evaluating EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, you should be aware that in the future we may incur expenses similar to those eliminated in the presentation.

Non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures we present are not meant to be considered as indicators of performance in isolation from or as a substitute for measures prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP financial measure are presented below. We encourage you to review our financial information in its entirety, not to rely on any single financial measure and to view the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude such items, may incur income and expenses similar to these excluded items, and include other expenses, costs, and non-recurring items.

Convey is not providing forward-looking guidance for U.S. GAAP reported financial measures (other than net revenues) or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net (loss) income and adjustments that could be made for income tax expense/benefits, and extinguishment of debt in its reconciliation of historic numbers. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

CONVEY HEALTH SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data) (unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$20,866	$38,811
Accounts receivable, net of allowance for doubtful accounts of $69 as of March 31, 2022, and December 31, 2021	72,707	62,813
Inventories, net	36,408	14,060
Prepaid expenses and other current assets	10,809	16,569
Total current assets	140,790	132,253
Property and equipment, net	20,952	20,400
Intangible assets, net	247,993	220,014
Goodwill	482,558	455,206
Operating lease right-of-use assets	18,574	—
Other assets	5,667	2,030
Total assets	$916,534	$829,903
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,156	$13,868
Accrued expenses	30,038	48,558
Operating lease liabilities, current portion	5,605	—
Finance lease obligations, current portion	501	498
Deferred revenue, current portion	9,494	7,472
Term loans, current portion	780	—
Total current liabilities	57,574	70,396
Operating lease liabilities, net of current portion	18,623	—
Finance leases obligations, net of current portion	440	528
Deferred taxes, net	35,094	25,992
Term loans, net of current portion	264,483	189,643
Other long-term liabilities	2,475	5,595
Total liabilities	378,689	292,154
Commitments and contingencies
Shareholders’ equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized and no shares issued or outstanding as of March 31, 2022 and no shares authorized, issued or outstanding as of December 31, 2021	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized as of March 31, 2022, and December 31, 2021; 73,194,171 shares issued and outstanding as of March 31, 2022, and December 31, 2021	732	732
Additional paid-in capital	571,516	570,252
Accumulated other comprehensive income	17	31
Accumulated deficit	(34,420)	(33,266)
Total shareholders’ equity	537,845	537,749
Total liabilities and shareholders’ equity	$916,534	$829,903

CONVEY HEALTH SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended March 31,
	2022	2021
Net revenues:
Services	$46,480	$43,527
Products	50,228	39,104
Net revenues	96,708	82,631
Operating expenses:
Cost of services(1)	25,477	24,021
Cost of products(1)	37,236	26,527
Selling, general and administrative	23,214	20,099
Depreciation and amortization	8,252	7,372
Transaction related costs	640	1,086
Total operating expenses	94,819	79,105
Operating income (loss)	1,889	3,526
Other income (expense):
Interest expense	(3,719)	(5,467)
Total other expense, net	(3,719)	(5,467)
Income (loss) before income taxes	(1,830)	(1,941)
Income tax (expense) benefit	676	1,007
Net income (loss)	$(1,154)	$(934)
Income (loss) per common share – Basic and diluted
Net income (loss) per common share	$(0.02)	$(0.02)

Net income (loss)	$(1,154)	$(934)
Foreign currency translation adjustments	(14)	(7)
Comprehensive income (loss)	$(1,168)	$(941)

(1)	Excludes amortization of intangible assets and depreciation, which are separately stated below.

CONVEY HEALTH SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(1,154)	$(934)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	1,550	1,386
Amortization expense	6,702	5,986
Write off capitalized software costs	253	—
Provision for bad debt	—	342
Provision for inventory reserve	90	399
(Gain) loss from disposal of assets	10	—
Deferred income taxes	(1,120)	(963)
Amortization of debt issuance costs	309	328
Share-based compensation	1,264	990
Non-cash lease expense	1,246	—
Inventory step-up	1,892	—
Changes in operating assets and liabilities:
Accounts receivable	(3,414)	4,662
Inventory	(1,450)	(3,207)
Prepaid expenses and other assets	3,903	843
Accounts payable and other accrued liabilities	(26,222)	(22,100)
Deferred revenue	2,022	(358)
Operating lease liabilities	(1,541)	—
Net cash (used in) provided by operating activities	(15,660)	(12,626)
Cash flows from investing activities
Acquisition, net of cash received	(74,613)	—
Purchases of property and equipment, net	(1,836)	(3,063)
Capitalized software development costs	(1,105)	(1,287)
Net cash used in investing activities	(77,554)	(4,350)
Cash flows from financing activities
Proceeds from issuance of debt	78,000	78,000
Payment of debt issuance cost	(2,631)	(2,133)
Principal payment on term loan	—	(821)
Payment on finance leases	(86)	(31)
Dividend	—	(74,500)
Net cash provided by financing activities	75,283	515
Effect of exchange rate changes on cash	(14)	(7)
Net (decrease) increase in cash and cash equivalents and restricted cash	(17,945)	(16,468)
Cash, cash equivalents and restricted cash at beginning of period	38,811	49,086
Cash, cash equivalents and restricted cash at end of period	$20,866	$32,618
Cash, cash equivalents and restricted cash as of the end of the period
Cash and cash equivalents	$20,866	$28,938
Restricted cash	—	3,560
Restricted cash, non-current	—	120
Cash, cash equivalents and restricted cash	$20,866	$32,618

CONVEY HEALTH SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(in thousands) (unaudited)

	For the Three Months Ended March 31,
	2022	2021
Supplemental disclosures of cash flow information:
Cash paid for taxes	$250	$216
Cash paid for interest	$3,986	$4,961
Non-cash investing and financing activities:
Capitalized software and property and equipment, net included in accounts payable	$672	$471

CONVEY HEALTH SOLUTIONS HOLDINGS, INC. AND ITS SUBSIDIARIES

SEGMENT REVENUES AND ADJUSTED EBITDA

Presented in the tables below is revenue and Segment Adjusted EBITDA by reportable segment:

	For the Three Months Ended March 31, 2022
(in thousands)	Technology Enabled Solutions	Advisory Services
Revenue	$83,166	$13,542
Segment Adjusted EBITDA	$12,370	$5,323

	For the Three Months Ended March 31, 2021
(in thousands)	Technology Enabled Solutions	Advisory Services
Revenue	$69,582	$13,049
Segment Adjusted EBITDA	$16,307	$3,338

The following table presents a reconciliation of Segment Adjusted EBITDA to the condensed consolidated U.S. GAAP net income (loss) from operations:

	For the Three Months Ended March 31,
(in thousands)	2022	2021
Technology Enabled Solutions Segment Adjusted EBITDA	$12,370	$16,307
Advisory Services Segment Adjusted EBITDA	5,323	3,338
Total	$17,693	$19,645
Unallocated(1)	$(2,377)	$(2,048)
Adjustments to reconcile to U.S. GAAP net income (loss)
Depreciation and amortization	(8,252)	(7,372)
Interest, net	(3,719)	(5,467)
Income tax provision	676	1,007
Cost of COVID-19(2)	(274)	(1,185)
Sales and use tax	—	(1,498)
Non-cash stock compensation expense	(1,264)	(990)
Transaction related costs	(640)	(1,086)
Acquisition bonus expense	(58)	(192)
Inventory step-up(3)	(1,892)	—
Other(4)	(1,047)	(1,748)
Net income (loss)	$(1,154)	$(934)

(1)	Represents certain corporate costs associated with the executive compensation, legal, accounting, finance and other costs not specifically attributable to the segments.

(2)	Expenses incurred due to the COVID-19 pandemic are primarily related to higher pricing from vendors due to supply chain disruptions and product shortages and higher employee costs due to hazard pay for our employees. While we had previously expected that these costs would not be an adjustment in the calculation of Segment Adjusted EBITDA after 2021, the COVID-19 pandemic has not subsided and during 2022, to a lesser extent, we have continued to incur higher product costs due to higher pricing from vendors for certain items (e.g., masks and other similar high demand products). We now expect that these expenses will not be an adjustment in the calculation of Segment Adjusted EBITDA after 2022.

(3)	Incremental cost of products associated with the step-up of inventory recognized in purchase accounting for the HealthSmart acquisition.

(4)	These adjustments include individual adjustments related to management and board of directors fees and fees associated with obtaining the incremental term loans.

Non-GAAP Reconciliations

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

We define EBITDA as net income (loss) adjusted for interest, net, income tax expense (benefit), and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA further adjusted for certain items of a significant or unusual nature, including but not limited to, COVID-19 cost impacts, non-cash stock compensation expense, transaction related costs, acquisition bonus expense, inventory step-up and other costs. Other includes costs such as management fees and fees associated with obtaining the incremental term loans.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenues.

The following table presents a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the periods presented:

(in thousands)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net income (loss)	$(1,154)	$(934)
Interest, net	3,719	5,467
Income tax expense (benefit)	(676)	(1,007)
Depreciation and amortization expense	8,252	7,372
EBITDA	10,141	10,898
Cost of Covid-19(1)	274	1,185
Non-cash stock compensation expense(2)	1,264	990
Transaction related costs(3)	640	1,086
Acquisition bonus expense	58	192
Inventory step-up(4)	1,892	—
Other(5)	1,047	1,517
Adjusted EBITDA	$15,316	$15,868

(1)	Due to significant volatility to the markets, as well as business and supply chain disruptions, we incurred several additional expenses due to the COVID-19 pandemic, including: (i) higher pricing from vendors due to supply chain disruptions, product shortages and increases in shipping costs, (ii) higher employee costs due to premium pay and hazard pay for our employees and enhanced sick pay due to illness and quarantine protocols, (iii) COVID-19 training costs, (iv) overtime costs for IT personnel to setup eligible employees to work from home and temporary resources and (v) janitorial costs due to enhanced COVID-19 protocols. The expenses are included in cost of services and cost of products on our statements of operations and comprehensive income (loss). While we had previously expected that these costs would not be an adjustment in the calculation of Adjusted EBITDA after 2021, the COVID-19 pandemic has not subsided and during 2022, to a lesser extent, we have continued to incur higher product costs due to higher pricing from vendors for certain items (e.g., masks and other similar high demand products). We now expect that these expenses will not be an adjustment in the calculation of Adjusted EBITDA after 2022.

(2)	Represents non-cash stock-based compensation expense in connection with the stock awards that have been granted to employees and non-employees. The expense is included in selling, general and administrative expenses on our statements of operations and comprehensive income (loss).

(3)	Transaction related costs primarily consist of public company readiness costs, expenses for corporate development, such as mergers and acquisitions activity, and due diligence costs.

(4)	Incremental cost of products associated with the step-up of inventory recognized in purchase accounting for the HealthSmart acquisition.

(5)	Other includes other individual adjustments related to management fees and fees associated with obtaining the incremental term loans. All costs are included in selling, general and administrative expenses on our statements of operations and comprehensive income (loss).

Investor Relations Contact

Gene Mannheimer

ICR Westwicke

ConveyHealthIR@westwicke.com

Media Contact

Tom Pelegrin

Senior Vice President & Chief Revenue Officer

mediarelations@conveyhs.com